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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1999, except for Note 11, as to which the date is March 10, 1999, with respect to the financial statements of Interliant, Inc. (which is not the registrant and which is referred to in the prospectus as Interliant Texas) appearing in the registration statement on Form S-1 (SEC File No. 333-74403) of Interliant, Inc. (formerly Sage Networks, Inc.) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                  /s/ Ernst & Young LLP
                                                  ERNST & YOUNG LLP


Houston, Texas
July 15, 1999